CERTICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Argenta Systems Inc. (the "Company") on Form 10-QSB for the quarterly period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Douglas Levell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   I  have  reviewed  the  Report;

     2. based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report; and

     3. based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in the Report.

/s/ Douglas Levell
----------------------------------------------------------
Douglas S. Levell, President and CEO and Financial Officer

Date: November 12, 2004


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